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Exhibit 1.1

GRAMERCY CAPITAL CORP.
                    Shares of Common Stock

Underwriting Agreement
Dated            , 2004

Wachovia Capital Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Banc of America Securities LLC
JMP Securities LLC
c/o Wachovia Capital Markets, LLC
7 St. Paul Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

        Gramercy Capital Corp., a Maryland corporation (the "Company"), confirms its agreement with Wachovia Capital Markets, LLC ("Wachovia") and each of the other Underwriters named in Exhibit A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to a total of                         shares (the "Initial Securities") of the Company's common stock, par value $.001 per share (the "Common Stock"), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of            additional shares of Common Stock to be issued and sold by the Company to the Underwriters to cover over-allotments, if any. The Initial Securities to be purchased by the Underwriters and all or any part of the            shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities." Certain terms used in this Agreement are defined in Section 15 hereof.

        The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

        In addition to the Company, GKK Capital LP, a Maryland limited partnership (the "Operating Partnership") and GKK Manager, LLC, a Delaware limited liability company and the manager of the Company and the Operating Partnership (together with its affiliates, the "Manager"), also confirm as follows their respective agreements with the Underwriters.

        Promptly after the execution of this Agreement, the Company will prepare and file with the Commission a prospectus in accordance with the provisions of Rule 430A and Rule 424(b) and the Company has previously advised you of all information (financial and other) that will be set forth therein. Such prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus."

        Section 1.    Representations and Warranties.

        (a)    Representations and Warranties by the Company and the Operating Partnership.    The Company and the Operating Partnership each severally represents and warrants to each Underwriter as of the date hereof, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (1)    Compliance with Registration Requirements.    The Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. Each of the Initial Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. None of (i) the Prospectus nor any amendments or supplements thereto, (ii) any related preliminary prospectus, (iii) any wrapper or supplement or other materials prepared in connection with the distribution of the Directed Shares (as hereinafter defined) and (iv) any prospectus wrapper material distributed to residents of Canada at the time the Prospectus, any such amendment or supplement or any such material was issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus or any such material is required by applicable law to be delivered in connection with sales of Securities, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Wachovia expressly for use in the Registration Statement or Prospectus (the "Underwriters' Information"). The parties acknowledge and agree that the Underwriters' Information consists solely of the material included in the fifth and twelfth paragraphs under the caption "Underwriting" in the Prospectus.

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and any amendments or supplements thereto delivered to the Underwriters for use in connection with the offering of the Securities was, and the Prospectus and any amendments or supplements thereto will be, identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (2)    Company Authorization of Agreement.    This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

          (3)    Operating Partnership Authorization of Agreement.    This Agreement and the transactions contemplated herein have been duly and validly authorized by the Operating Partnership and this Agreement has been duly and validly executed and delivered by the Operating Partnership.

          (4)    Authorization of Management Agreement and Origination Agreement.    The management agreement (the "Management Agreement"), dated as of                        , 2004, among the Company, the Operating Partnership and the Manager has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and binding agreement of each of the Company and the Operating Partnership enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors' rights or by general equitable

  principles. The origination agreement (the "Origination Agreement"), dated as of                        , 2004, among the Company, the Operating Partnership and SL Green Operating Partnership, L.P. has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and binding agreement of each of the Company and the Operating Partnership enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors' rights or by general equitable principles.

          (5)    Distribution of Offering Material by the Company.    The Company and its affiliates have not distributed and will not distribute, prior to the later of the Option Closing Date (as defined below) and the completion of the Underwriters' distribution of the Securities, any written offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus, the Registration Statement.

          (6)    Independent Accountants.    Ernst & Young LLP, the accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations.

          (7)    Financial Statements.    The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. There are no financial statements or schedules required to be included in the Prospectus which are not so included.

          (8)    No Material Adverse Change in Business.    Since the respective dates as of which information is given in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change or any development involving a prospective material adverse change in the operations, condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries, including, without limitation, the Operating Partnership, considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) since the date of the latest balance sheet presented in the Registration Statement and Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries considered as one enterprise, except for liabilities or obligations which are described in the Registration Statement and the Prospectus, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock.

          (9)    Good Standing of the Company and the Operating Partnership.    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each of the Company and the Operating Partnership is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of New York) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (10)    The Partnership Agreement.    The Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement") has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors' rights or by general equitable principles. The Partnership Agreement has been duly executed and delivered by the other parties thereto and, to the Company's knowledge, is a valid and binding agreement enforceable against such parties in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors' rights or by general equitable principles.

          (11)    Good Standing of Subsidiaries.    Each subsidiary of the Company listed on Exhibit B hereto has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, and, in the case of each subsidiary that is a corporation, are fully paid and nonassessable and are owned by the Company or the Operating Partnership, directly or indirectly, free and clear of any Lien; and none of the outstanding shares of stock, partnership interests or limited liability company interests, membership interests or other similar interests of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person. The only subsidiaries of the Company are the subsidiaries listed on Exhibit B hereto and Exhibit B accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary which is a partnership or limited liability company, its general partners and managing members, respectively. Any subsidiaries of the Company which are "significant subsidiaries" as defined by Rule 1-02 of Regulation S-X are listed on Exhibit B hereto under the caption "Significant Subsidiaries."

          (12)    Capitalization.    The authorized, issued and outstanding stock of the Company is as set forth under the caption "Capitalization" in the Prospectus. The shares of issued and outstanding stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable; and none of the outstanding shares of stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person. The authorized, issued and outstanding units of partnership interest in the Operating Partnership, including the Class B Limited Partner interests (the "OP Units"), have been duly authorized and validly issued; and all of such OP Units have been sold in compliance with applicable laws (including, without limitation, federal and state securities laws).

          (13)    Authorization of Securities.    The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to any preemptive right, right of first refusal or other similar right of any securityholder of the Company or any other person, except for the rights of SL Green Realty Corp. ("SL Green") described in the Prospectus.

          (14)    Description of Securities.    The Common Stock conforms in all material respects to the description thereof contained in the section of the Prospectus entitled "Description of Capital Stock—Common Stock" and such description conforms to the rights set forth in the Company's Charter and Bylaws.

          (15)    Description of Organizational Documents.    The descriptions of Company's Charter and Bylaws in the section of the Prospectus entitled "Certain Provisions of Maryland Law and of Our Charter and Bylaws" conform in all material respects to the Company's Charter and Bylaws, respectively.

          (16)    Absence of Defaults and Conflicts.    Neither the Company, the Operating Partnership nor any of their respective subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by each of the Company and the Operating Partnership with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any property or assets of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to any Company Documents, nor will such action result in any violation of the provisions of the Organizational Documents of the Company, the Operating Partnership or any of their respective subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations.

          (17)    Absence of Labor Dispute.    No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries which, in any such case, may reasonably be expected to result in a Material Adverse Effect.

          (18)    Absence of Proceedings.    There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending against or affecting the Company, the Operating Partnership or any of their respective subsidiaries or which has as a subject thereof, any officer or director of the Company. To the knowledge of the Company or the Operating Partnership, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, threatened, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries or which has as a subject thereof, any officer or director of the Company except as could not have a Material Adverse Effect.

          (19)    Accuracy of Descriptions and Exhibits.    The information in the Prospectus under the captions "Description of Capital Stock," "Certain Provisions of Maryland Law and of Our Charter and Bylaws," "The Operating Partnership Agreement," "Material Federal Income Tax Considerations" and "ERISA and Certain Other Considerations" is correct in all material respects; all descriptions in the Registration Statement and the Prospectus of any Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required. The statistical and market-related data included in the Prospectus are based on or derived from sources which the Company and the Operating Partnership believe to be reliable and accurate.

          (20)    Possession of Intellectual Property.    The Company, the Operating Partnership and their respective subsidiaries own or possess or have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property (collectively, "Intellectual Property") necessary to carry on their respective businesses as described in the Prospectus and as proposed to be conducted; and neither the Company, the Operating Partnership nor any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership or any of their respective subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

          (21)    Absence of Further Requirements.    (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder or creditor of the Company or the Operating Partnership, (C) no waiver or consent under any Company Document, and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations under this Agreement, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Prospectus, except such as have been already obtained under the 1933 Act or the 1933 Act Regulations or such as may be required under state securities laws.

          (22)    Possession of Licenses and Permits.    The Company, the Operating Partnership and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect;

  and neither the Company, the Operating Partnership nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (23)    Investment Company Act.    The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the 1940 Act.

          (24)    Absence of Registration Rights.    There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act. There are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities by the Company pursuant to this Agreement.

          (25)    Parties to Lock-Up Agreements.    Each of the Company's directors and officers, each holder of any shares of outstanding Common Stock, each holder of any other equity securities issued by the Company as of the date hereof or on the Closing Date (other than the Securities), the Manager, SL Green and certain members of the senior management of the Manager and SL Green have executed and delivered to the Underwriters a lock-up agreement in the form of Exhibit D hereto. Exhibit C hereto contains a true, complete and correct list of all directors and officers of the Company and certain members of the senior management of the Manager and SL Green and each such person has signed a lock-up agreement. All stock options that may be issued by the Company at any time during the period commencing on the date of this Agreement through and including the date which is 180 days after the date of this Agreement will provide, in each case pursuant to written stock option agreements or similar agreements executed or delivered by the holders of such stock options, that the holders of such stock options will not effect any public sale or distribution (including sales pursuant to Rule 144 under the 1933 Act) of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during such 180 day period; and, during such 180 day period, the Company will not cause or permit any waiver, release, modification or amendment of any such restriction on transfer without the prior written consent of Wachovia.

          (26)    1934 Act Registration; New York Stock Exchange.    The Common Stock has been registered pursuant to Section 12(b) of the 1934 Act. The outstanding shares of Common Stock and the Securities being sold hereunder have been approved for listing, subject only to official notice of issuance, on the NYSE.

          (27)    NASD Matters.    All of the information (including, but not limited to, information regarding affiliations, security ownership and trading activity) provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to NASD Regulation Inc. pursuant to NASD Conduct Rule 2710 or 2720 is true, complete and correct.

          (28)    Insurance.    The Company, the Operating Partnership and each of their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company, the Operating Partnership or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company, the Operating

  Partnership and their respective subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company, the Operating Partnership or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company, the Operating Partnership nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company, the Operating Partnership nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (29)    Accounting Controls.    The Company, the Operating Partnership and each of their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the Company's knowledge, neither the Company, the Operating Partnership nor any subsidiary, nor any employee or agent thereof, has made any payment of funds of the Company or any subsidiary, as the case may be, or received or retained any funds, and no funds of the Company, the Operating Partnership or any subsidiary, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

          (30)    Absence of Manipulation.    Each of the Company and the Operating Partnership has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

          (31)    ERISA.    Except as set forth in the Company's financial statements, each of the Company and the Operating Partnership does not have any material liabilities under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

          (32)    REIT Status.    Commencing with the taxable year beginning on the date of the Company's formation and ending December 31, 2004, the Company will be and is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the "Code"), and the Company will conduct its operations in a manner that will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2004 and in the future. No transaction or other event has occurred which could cause the Company to not be able to qualify as a REIT for its taxable year ending December 31, 2004 or future taxable years.

          (33)    Related Party Transactions.    There are no business relationships or related-party transactions involving the Company, the Operating Partnership or the Manager required to be described in the Prospectus which have not been so described as required.

          (34)    No Unlawful Contributions or Other Payments.    Neither the Company, the Operating Partnership nor any subsidiary nor, to the best of the Company's knowledge, any employee or agent of the Company, the Operating Partnership or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus. The Company has not offered, or caused any Underwriter to offer, Securities to any person pursuant to the Directed

  Share Program (as defined below) with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company.

          (35)    Brokers and Finders.    Neither the Company, the Operating Partnership nor any subsidiary has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

          (36)    No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions.    No subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock or other equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other Subsidiary.

        (b)    Representations and Warranties by the Manager.    The Manager represents and warrants to each Underwriter as of the date hereof, as of the Closing Date and as of each Option Closing Date (if any), and agrees with each Underwriter, as follows:

          (1)    Accurate Disclosure.    The information regarding the Manager in the sections entitled "Summary—Our Relationship with Our Manager and SL Green" and "The Manager" in the Prospectus is true and correct in all material respects.

          (2)    Good Standing of the Manager.    The Manager has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Management Agreement, the asset servicing agreement between the Manager and SLG Management Services LLC dated as of                         , 2004 (the "Asset Servicing Agreement") and the outsource agreement between the Manager and SL Green Operating Partnership, L.P. dated as of                        , 2004 (the "Outsource Agreement"); and the Manager is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (3)    Authorization of Agreement.    This Agreement and the transactions contemplated to be consummated by the Manager in this Agreement and the Prospectus have been duly and validly authorized by the Manager and this Agreement has been duly and validly executed and delivered by the Manager.

          (4)    Authorization of Management Agreement, Asset Servicing Agreement and Outsource Agreement.    Each of the Management Agreement, the Asset Servicing Agreement and the Outsource Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors' rights or by general equitable principles.

          (5)    Absence of Defaults and Conflicts.    The Manager is not in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus and compliance by the Manager with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any property or assets of the Manager pursuant to any Company Documents, nor will such action result in any violation of the provisions of the Organizational Documents of the Manager or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its subsidiaries or any of their respective assets, properties or operations.

          (6)    Absence of Proceedings.    There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager.

          (7)    Absence of Further Requirements.    (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder or creditor of the Manager, (C) no waiver or consent under any Company Document, and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Manager of its obligations under this Agreement, the Management Agreement, the Asset Servicing Agreement or the Outsource Agreement and the transactions contemplated thereby, in each case on the terms contemplated by the Prospectus, except such as have been already obtained.

          (8)    Possession of Licenses and Permits.    The Manager possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as described in the Prospectus; the Manager is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Manager has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (9)    Investment Advisers Act.    The Manager is not prohibited by the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or the rules and regulations thereunder, from performing under the Management Agreement as contemplated by the Management Agreement and the Prospectus.

        Section 2.    Sale and Delivery to Underwriters; Closing.

        (a)    Initial Securities.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price of $            per share (the "Purchase Price"), the respective number of Initial Securities set forth on Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject in each case to such adjustments among the Underwriters in their sole discretion shall make to eliminate any sales or purchases of fractional Securities.

        (b)    Option Securities.    In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to                         shares of Common Stock at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at the close of business on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriters to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an "Option Closing Date") shall be determined by the Underwriters, and may be the Closing Date (as hereinafter defined), but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase from the Company that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional shares.

        (c)    Payment.    Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (Eastern time) on August 2nd, 2004 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the "Closing Date").

        In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Option Closing Date as specified in the notice from the Underwriters to the Company.

        (d)    Denominations; Registration.    Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters in The City of New York not later than noon (Eastern time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

        (e)    Directed Shares.    The Company and the Underwriters hereby agree that up to            of the Initial Securities to be purchased by the Underwriters (the "Directed Shares") shall be reserved for sale by the Underwriters to persons associated with the Company (the "Directed Shares Purchasers"), as part of the distribution of the Securities by the Underwriters subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the NASD, and all other applicable laws, rules and regulations. To the extent that such Directed Shares are not orally confirmed for purchase by such persons by the end of the first day after the date of this Agreement, such Directed Shares will be offered to the public as part of the offering contemplated hereby. Under no circumstances will Wachovia or any other Underwriter be liable to the Company or to any of the Directed Shares Purchasers for any action taken or omitted to be taken other than any such action or inaction resulting from the bad faith or willful misconduct of any Underwriter in connection with the transactions effected with regard to the Directed Shares Purchasers.

        Section 3.    Covenants of the Company, the Operating Partnership and the Manager.

        (a)   Each of the Company and the Operating Partnership, severally, covenants with each Underwriter as follows:

          (1)    Compliance with Securities Regulations and Commission Requests.    The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Underwriters immediately, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the document transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (2)    Filing of Amendments.    The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act or otherwise, will furnish the Underwriters with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document without the consent of the Underwriters.

          (3)    Delivery of Registration Statements.    The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (4)    Delivery of Prospectuses.    The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (5)    Continued Compliance with Securities Laws.    The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(a)(2) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (6)    Blue Sky Qualifications.    The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

          (7)    Rule 158.    The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (8)    Use of Proceeds.    The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

          (9)    Listing.    The Company will use its best efforts to effect the listing of the Securities on the NYSE.

          (10)    Restriction on Sale of Securities.    Each of the Company, the Operating Partnership and the Manager will not, without the prior written consent of Wachovia, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of, or establish or increase a "put equivalent position" or liquidate or decrease a "call equivalent position" within the meaning of Section 16 of the 1934 Act and the 1934 Act Regulations, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership, whether or not such transaction is to be settled by delivery of such securities, other securities, cash or other consideration with respect to, any shares of the Company's Common Stock, Preferred Stock, OP Units or other stock of the Company or any other equity securities convertible into, or exercisable or exchangeable for, shares of the Company's Common Stock, Preferred Stock or other stock, or publicly announce an intention to effect any such transaction, for a period beginning on and including the date of this Agreement through and including the date which is 180 days after the date of this Agreement; provided, however, that (A) the Company may issue and sell Securities pursuant to this Agreement and (B) the Company may issue and sell Common Stock and options to purchase Common Stock pursuant to any employee or director stock option or stock purchase plans in effect on the date of this Agreement (so long as each such plan and issuance is described in the Prospectus) provided that the holders of such Common Stock or options to purchase Common Stock agree in writing to the foregoing restrictions set forth in this Section 3(a)(10). Notwithstanding the foregoing, in the event that either (x) during the last 17 days of the 180-day period referred to above, the Company issues an earnings release or (y) prior to the expiration of such 180-day period, the Company announces that it will release earnings results during the 17-day period beginning on the last day of such 180-day period, the restrictions described above shall continue to apply until the expiration of the 17-day period beginning on the date of the earnings release.

          (11)    Communication with Security Holders.    During the period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to security holders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company are listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission).

          (12)    Reporting Requirements.    The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to, and in accordance with, the 1934 Act and the 1934 Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (13)    Preparation of Prospectus.    Immediately following the execution of this Agreement, the Company will, subject to Section 3(a)(2) hereof, prepare the Prospectus containing the Rule 430A Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Underwriters and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b), copies of the Prospectus.

          (14)    REIT Qualification.    The Company will use its commercially reasonable best efforts to meet the requirements to qualify as a "real estate investment trust" under the Code.

          (15)    Transfer Agent.    The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

          (16)    Statement Regarding Certain Events.    If at any time during the 30-day period after the Registration Statement becomes effective, any publication or event relating to or affecting the Company shall occur as a result of which in the reasonable opinion of the Underwriters the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such publication or event necessitates a supplement or amendment of the Prospectus or the Registration Statement) and after written notice from the Underwriters advising the Company to the effect set forth above, the Company agrees to forthwith prepare, consult with the Underwriters concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Underwriters, responding to or commenting on such publication or event.

          (17)    Company Not an "Investment Company."    The Company is familiar with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and will in the future conduct its and the Operating Partnership's affairs, in such a manner so as to use its commercially reasonable best efforts to ensure that the Company and the Operating Partnership will not be an "investment company" within the meaning of the Investment Company Act of 1940 and the rules and regulations thereunder.

          (18)    No Price Stabilization or Manipulation.    The Company will not, and will use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Securities or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

        (b)   The Manager covenants with each Underwriter and with the Company that, during the period when the Prospectus is required to be delivered under the Act or the 1934 Act, it shall notify you and the Company of the occurrence of any material events respecting its activities, affairs or condition, financial or otherwise, and the Manager will forthwith supply such information to the Company as shall be necessary in the opinion of Counsel to the Company and the Underwriters for the Company to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

        Section 4.    Payment of Expenses.

        (a)    Expenses.    The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the word processing, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable, if any, upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(6) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) all travel expenses of the Company's officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Securities, (vii) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto,

(viii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto, (ix) the fees and expenses of the transfer agent and registrar for the Securities, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, (xii) the legal fees and expenses incurred in connection with the Directed Shares program, and (xiii) the disbursements of counsel for the Underwriters in connection with the copying and delivery of closing documents delivered by the Company or the Company's accountants or counsel (including any local counsel).

        (b)    Termination of Agreement.    If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        Section 5.    Conditions of Underwriters' Obligations.    The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company, the Operating Partnership and the Manager contained in this Agreement or in certificates of any executive officer of the Company, the Operating Partnership, the Manager or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company, the Operating Partnership and the Manager of their respective covenants and other obligations hereunder, and to the following further conditions:

        (a)    Effectiveness of Registration Statement.    The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Date (or the applicable Option Closing Date, as the case may be) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the time period prescribed by such Rule, and prior to the Closing Date, the Company shall have provided evidence satisfactory to the Underwriters of such timely filing and such number of copies of the Prospectus as the Underwriters shall have reasonably requested.

        (b)    No Material Adverse Change.    At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the operations, condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries, including, without limitation, the Operating Partnership, considered as one enterprise, whether or not arising in the ordinary course of business.

        (c)    Opinions of Counsel for Company.    At the Closing Date, the Underwriters shall have received an opinion, dated as of the Closing Date, of (i) Clifford Chance US LLP, counsel for the Company, the Operating Partnership and the Manager, and (ii) Shearman & Sterling LLP, special counsel for the Company and the Operating Partnership, each in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibits E and F hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request.

        (d)    Opinion of Counsel for Underwriters.    At the Closing Date, the Underwriters shall have received an opinion, dated as of the Closing Date, of Hunton & Williams LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement and the Prospectus and such other related matters as the Underwriters may reasonably request. In giving such opinion, Hunton & Williams LLP may rely without investigation, as to all matters arising under or governed by the laws of the State of Maryland, on the opinion of Clifford Chance US LLP referred to in Section 5(c) above.

        (e)    Officers' Certificate.    At the Closing Date, the Underwriters shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no material adverse change as described in Section 5(b) hereof, (ii) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the obligations of the Company and the Operating Partnership to be performed at or prior to the Closing Date under or pursuant to this Agreement have been duly performed, (iv) he has reviewed the Registration Statement, any Rule 462(b) Registration Statement and the Prospectus and when the Registration Statement and any Rule 462(b) Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, any Rule 462(b) Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein and neither the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus nor any amendment or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances in which they were made), and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth and (v) the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to his knowledge, are contemplated by the Commission.

        (f)    Manager's Certificate.    At the Closing Date, the Underwriters shall have received a certificate of each of the Managing Directors of the Manager, dated as of the Closing Date, to the effect that (i) the representations and warranties of the Manager in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (ii) the obligations of the Manager to be performed at or prior to the Closing Date under or pursuant to this Agreement have been duly performed.

        (g)    Accountant's Comfort Letter.    At the time of the execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP, a letter, dated the date of this Agreement and in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement or the Prospectus.

        (h)    Bring-down Comfort Letter.    At the Closing Date, the Underwriters shall have received from Ernst & Young LLP, a letter, dated as of the Closing Date and in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section 5, except that the specified date referred to for the carrying out of procedures shall be a date not more than two business days prior to the Closing Date.

        (i)    Approval of Listing.    At the Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters at such time shall have been approved for listing on the NYSE, subject only to official notice of issuance.

        (j)    Lock-up Agreements.    Prior to the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit D hereto signed by each director and officer of the Company, by each holder of any Common Stock of the Company, by each holder of any other equity securities issued by the Company as of the date hereof or to be issued on the Closing Date (other than the Securities) and by SL Green, the Manager and certain members of the senior management of the Manager.

        (k)    No Objection.    Prior to the date of this Agreement, NASD Regulation Inc. shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

        (l)    Conditions to Purchase of Option Securities.    In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Underwriters shall have received:

          (1)    Officers' Certificate.    A certificate, dated such Option Closing Date, to the effect set forth in, and signed by the Executive Officers specified in, Section 5(e) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

          (2)    Manager's Certificate.    A certificate, dated such Option Closing Date, to the effect set forth in, and signed by the Executive Officers specified in, Section 5(f) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

          (3)    Opinions of Counsel for Company.    The opinions of (i) Clifford Chance US LLP and (ii) Shearman & Sterling LLP, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(c) hereof.

          (4)    Opinion of Counsel for Underwriters.    The opinion of Hunton & Williams LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof.

          (5)    Bring-down Comfort Letter.    A letter from Ernst & Young LLP, in form and substance satisfactory to the Underwriters and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than two business days prior to such Option Closing Date.

        (m)    Additional Documents.    At the Closing Date and at each Option Closing Date, counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company, the Operating Partnership and the Manager in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

        (n)    Termination of Agreement.    If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company at any time on or prior to the Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 4, 6, 7 and 8 hereof shall survive any such termination and remain in full force and effect.

        Section 6.    Indemnification.

        (a)    Indemnification by the Company and the Operating Partnership.    Each of the Company and the Operating Partnership, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising in whole or in part out of (A) any inaccuracy in the representations and warranties of the Company and the Operating Partnership contained herein, (B) any failure of the Company or the Operating Partnership to perform its obligations hereunder, (C) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (D) (x) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material or other materials distributed in connection with the reservation and sale of the Directed Shares to officers and directors of the Company, officers and employees of the Manager and their families, and other persons associated with the Company, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading and (y) any failure of a Directed Shares Purchaser to pay for and accept delivery of Directed Shares that the Directed Share Purchaser has agreed to purchase or (E) any untrue statement or alleged untrue statement of a material fact included in any prospectus wrapper material distributed to residents of Canada or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading;

          (ii)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any of (i) above; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

          (iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Wachovia), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any of (i) above, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Wachovia expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), which information is set forth in Section 1(a)(1) hereof; and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was timely delivered to such Underwriter pursuant to Section 3(a)(4) hereof and such Prospectus (as amended or supplemented, if applicable) was not sent or given by or on behalf of such Underwriter to such person, if such is required by the 1933 Act or the 1933 Act Regulations, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, if applicable) would have corrected the defect giving rise to such loss, liability, claim, damage or expense. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

        (b)    Indemnification by the Manager.    The Manager agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to (i) any inaccuracy in the representations and warranties of the Manager contained herein and (ii) any failure of the Manager to perform its obligations hereunder. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that the Manager may otherwise have.

        (c)    Indemnification by the Underwriters.    Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and the Operating Partnership and each person, if any, who controls the Company and the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Wachovia expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto), which information is set forth in Section 1(a)(1) hereof. The indemnity agreement set forth in this Section 6(c) shall be in addition to any liabilities that the Underwriters may otherwise have.

        (d)    Actions against Parties; Notification.    Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by Wachovia; and, counsel to the Company, its directors, each of its officers who signed the Registration Statement and the Operating Partnership and each person, if any, who controls the Company and the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and the Operating Partnership and each person, if any, who controls the Company and the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (e)    Settlement Without Consent if Failure to Reimburse.    If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after delivery to such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        Section 7.    Contribution.    If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other hand in connection with the inaccuracies, statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

        The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership, the Manager or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company, the Operating Partnership, the Manager and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, the Operating Partnership, the Manager and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934

Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

        Section 8.    Representations, Warranties and Agreements to Survive Delivery.    All representations, warranties and agreements contained in this Agreement or in certificates of Executive Officers of the Company, the Operating Partnership and the Manager or any of their subsidiaries, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, the Operating Partnership or the Manager, and shall survive delivery of the Securities to the Underwriters.

        Section 9.    Termination of Agreement.

        (a)   Termination; General.    The Underwriters may terminate this Agreement, by notice to the Company, at any time on or prior to the Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Underwriters may terminate their option to purchase such Option Securities by notice to the Company, at any time on or prior to such Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the operations, condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries, including, without limitation, the Operating Partnership, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by Federal, Maryland or New York authorities.

        (b)   Liabilities.    If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.

        Section 10.    Default by One or More of the Underwriters.    If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), Wachovia shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Wachovia shall not have completed such arrangements within such 24-hour period, then:

        (a)   if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

        (b)   if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Underwriters shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

        Section 11.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters c/o Wachovia Capital Markets, LLC, 7 St. Paul Street, Baltimore, Maryland 21202, Attention:                        , with a copy to Hunton & Williams, LLP, 951 East Byrd Street, Richmond, Virginia 23219, Attention: David C. Wright; notices to the Company, the Operating Partnership and the Manager shall be directed to them c/o Gramercy Capital Corp., 420 Lexington Avenue, New York, New York 10170, Attention: Marc Holliday, President and Chief Executive Officer, with a copy to Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, Attention: Robert E. King, Jr.

        Section 12.    Parties.    This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Operating Partnership and the Manager and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Operating Partnership and the Manager and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Operating Partnership and the Manager and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        Section 13.    GOVERNING LAW AND TIME.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        Section 14.    Effect of Headings.    The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

        Section 15.    Definitions.    As used in this Agreement, the following terms have the respective meanings set forth below:

        "Commission" means the Securities and Exchange Commission.

        "Company Documents" means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company, the Operating Partnership, the Manager or any of their respective subsidiaries is a party or by which the Company, the Operating Partnership, the Manager or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership, the Manager or any of their respective subsidiaries is subject.

        "EDGAR" means the Commission's Electronic Data Gathering, Analysis and Retrieval System.

        "GAAP" means United States generally accepted accounting principles.

        "Initial Registration Statement" means the Company's registration statement on Form S-11 (Registration No. 333-114673), as amended, at the time it became effective, including the Rule 430A Information.

        "Lien" means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

        "NASD" means the National Association of Securities Dealers, Inc.

        "NYSE" means the New York Stock Exchange, Inc.

        "Organizational Documents" means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

        "Preferred Stock" means the Company's preferred stock, par value $.001 per share.

        "Preliminary Prospectus" means any prospectus used in connection with the offering of the Securities that was used before the Initial Registration Statement became effective, or that was used after such effectiveness and prior to the execution and delivery of this Agreement, or that omitted the Rule 430A Information or that was captioned "Subject to Completion".

        "Registration Statement" means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term "Registration Statement" shall also include such Rule 462(b) Registration Statement.

        "Rule 424(b)" "Rule 430A" and "Rule 462(b)" refer to such rules under the 1933 Act.

        "Rule 430A Information" means the information included in the Prospectus that was omitted from the Initial Registration Statement at the time it became effective but that is deemed to be a part of the Initial Registration Statement at the time it became effective pursuant to Rule 430A.

        "Rule 462(b) Registration Statement" means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the Rule 430A Information.

        "1933 Act" means the Securities Act of 1933, as amended.

        "1933 Act Regulations" means the rules and regulations of the Commission under the 1933 Act.

        "1934 Act" means the Securities Exchange Act of 1934, as amended.

        "1934 Act Regulations" means the rules and regulations of the Commission under the 1934 Act.

        "1940 Act" means the Investment Company Act of 1940, as amended.

        All references to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

[Signature Page Follows]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company, the Operating Partnership and the Manager in accordance with its terms.

Very truly yours,
GRAMERCY CAPITAL CORP.
By:
Name:
Title:
GKK CAPITAL LP
By:	Gramercy Capital Corp., its General Partner
By:
Name:
Title:
GKK MANAGER LLC
By:
Name:
Title:
CONFIRMED AND ACCEPTED, as of the date first above written:
WACHOVIA CAPITAL MARKETS, LLC MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED BANC OF AMERICA SECURITIES LLC JMP SECURITIES LLC
By:	Wachovia Capital Markets, LLC
By	Authorized Signatory

EXHIBIT A

Name of Underwriter	Number of Initial Securities
Wachovia Capital Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Banc of America Securities LLC
JMP Securities LLC

Total

A-1

EXHIBIT B

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type Of Entity
SIGNIFICANT SUBSIDIARIES
GKK Capital LP	Maryland	Limited Partnership (general partner is Gramercy Capital Corp.)

B-1

EXHIBIT C

LIST OF DIRECTORS AND OFFICERS OF THE COMPANY

Stephen L. Green
Marc Holliday
Hugh Hall
Robert R. Foley
Andrew Mathias
Gregory F. Hughes
Allan J. Baum
Jeffrey E. Kelter
Paul J. Konigsberg
Charles S. Laven

LIST OF CERTAIN MEMBERS OF THE
SENIOR MANAGEMENT OF THE MANAGER

Hugh Hall
Robert R. Foley
Andrew Mathias
Craig Solomon
Andrew Falk
Christina Do
David Schonbraun

C-1

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

                    , 2004

Wachovia Capital Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Banc of America Securities LLC
JMP Securities LLC

c/o
Wachovia Capital Markets, LLC
7 St. Paul Street
Baltimore, MD 21202
Attention: Equity Capital Markets

Re:
Proposed Initial Public Offering by Gramercy Capital Corp.

Ladies and Gentlemen:

        We refer you to the proposed Underwriting Agreement (the "Underwriting Agreement") among Gramercy Capital Corp., a Maryland corporation (the "Company"), and you as the Underwriters (the "Underwriters"), and the other parties thereto, providing for the initial public offering of shares of the Company's common stock, par value $.001 per share (the "Common Stock").

        In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriters that, during a period of 180 days from the date of the Underwriting Agreement (the "Lock-Up Period"), the undersigned will not, without the prior written consent of Wachovia Capital Markets, LLC, directly or indirectly, (i) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security, or (ii) establish or increase a "put equivalent position" or liquidate or decrease a "call equivalent position" with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. Notwithstanding the restrictions noted above, the undersigned may transfer any Relevant Security for no value or without consideration (i) for charitable or estate planning purposes or (ii) to donees, family members or partners of the undersigned, so long as, in each case, the transferee of such securities agrees to be bound by the provisions of this agreement and confirms that such transferee is in compliance with the terms of this letter agreement as if such transferee had been bound by this letter agreement from the original date of this letter agreement. As used herein "Relevant Security" means the Common Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security. Notwithstanding the foregoing, in the event that either (x) during the last 17 days of the 180-day period referred to above, the Company issues an earnings release or (y) prior to the expiration of such 180-day period, the Company announces that it will release earnings results during the 17-day period beginning on the last day of such 180-day period, the restrictions described above shall continue to apply until the expiration of the 17-day period beginning on the date of the earnings release.

        The undersigned hereby further agrees that, during the Lock-Up Period, the undersigned (x) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that this letter agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

        The Company is not a party to or an intended beneficiary of this letter agreement.

        This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

        Delivery of a signed copy of this letter by telecopier or facsimile transmission shall be effective as delivery of the original hereof.

[Signature Page Immediately Follows]

        In witness whereof, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,
Print Name:
Number of Shares: Social Security or Taxpayer ID #: Address: Telephone #:
Dated:

EXHIBIT E

FORM OF OPINION OF CLIFFORD CHANCE US LLP

        1.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland. The Company has the corporate power and authority to conduct its business and own its properties as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware. The Operating Partnership has the partnership power and authority to own its properties as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Manager has been duly formed and is validly existing in good standing under the laws of the State of Delaware, and the Manager has the power and authority to own its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.

        2.    As of April 12, 2004, the authorized, issued and outstanding stock of the Company is as set forth in the Prospectus under the caption "Capitalization" and such shares of the Company's issued and outstanding stock (the "Outstanding Shares") have been duly authorized and validly issued and are fully paid and nonassessable and none of the Outstanding Shares was issued in violation of preemptive rights arising under the laws of the State of Maryland or the Organizational Documents of the Company. All of the issued and outstanding OP Units have been issued in accordance with the requirements of the Partnership Agreement; none of the OP Units has been issued or is owned or held in violation of any preemptive right arising by operation of law or under this Agreement; to such counsel's knowledge, the outstanding OP Units have been offered, sold and issued by the Operating Partnership in compliance with all federal and state securities laws.

        3.    The execution, delivery and performance by the Company of this Agreement, including the Company's issuance of the Securities and sale of such Securities to the Underwriters, has been duly authorized by all necessary corporate action on the part of the Company. The execution, delivery and performance by the Operating Partnership of this Agreement has been duly authorized by all necessary partnership action on the part of the Operating Partnership. The execution, delivery and performance by the Manager of this Agreement has been duly authorized by all necessary limited liability company action on the part of the Manager. This Agreement has been duly executed and delivered by each of the Company, the Operating Partnership and the Manager.

        4.    The Securities have been duly authorized and, when issued and delivered by the Company pursuant to this Agreement, the Securities will be validly issued, fully paid and nonassessable.

        5.    The issuance of the Securities is not subject to preemptive rights arising under the General Corporation Law of the State of Maryland or the Organizational Documents of the Company.

        6.    The execution, delivery and performance of this Agreement by the Company, the Operating Partnership and the Manager and the consummation of the transactions contemplated herein will not (i) result in any violation of the provisions of the Organizational Documents of the Company, the Operating Partnership or the Manager, (ii) constitute a violation of or a breach or default under the terms of any Company Documents or (iii) violate or conflict with, or result in any contravention of, any law, administrative regulation or administrative or court decree applicable to the Company, the Operating Partnership or the Manager or any of their subsidiaries.

        7.    The form of certificate representing the Common Stock complies (i) with the applicable statutory requirements of the laws of the State of Maryland, (ii) the requirements of the Organizational Documents of the Company and (iii) the requirements of the NYSE.

        8.    We have reviewed the information (i) in the Prospectus under the captions "Risk Factors—Risks Related to Our Taxation As a REIT," "Risk Factors—Risks Related to Our Organization and

Structure," "The Manager—The Management Agreement," "Management," "Certain Relationships and Related Party Transactions," "Description of Capital Stock," "Certain Provisions of Maryland Law and of Our Charter and Bylaws," "The Operating Partnership Agreement," "Material Federal Income Tax Considerations," "ERISA and Other Considerations" and "Shares Eligible for Future Sale" and (ii) in Part II of the Registration Statement in Items 32, 33 and 34 and, in each case, to the extent that such information constitutes matters of law, summaries of legal matters or documents, summaries of certain provisions of the Organizational Documents of the Company, the Operating Partnership or the Manager or legal conclusions, such information is correct in all material respects. The authorized stock of the Company conforms in all material respects to the description thereof in the Prospectus under the caption "Description of Capital Stock."

        9.    Each of the Company, the Operating Partnership and their subsidiaries are duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

        10.    To the knowledge of such counsel, none of the Company, the Operating Partnership, the Manager nor any subsidiary is in default under any Company Document or in breach of any law, regulation or rule or any decree, judgment or order applicable to the Company, the Operating Partnership, the Manager or any subsidiary.

        11.    Other than SL Green as described in the Prospectus, to the knowledge of such counsel, no shareholder of the Company or unitholder of the Operating Partnership or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company, the Operating Partnership or any subsidiary.

        12.    To the knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly satisfied or waived.

        13.    To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which the Company, the Operating Partnership, the Manager or any of their subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that are required to be disclosed in the Prospectus that are not so disclosed.

        14.    No consent, approval, authorization or other order of, or registration or filing with, any United States federal, Maryland, Delaware or New York state court or other governmental or regulatory authority or agency, is required for the Company's, the Operating Partnership's or the Manager's execution, delivery and performance of this Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except such as have already been obtained under the Securities Act and applicable state securities or blue sky laws and from the NASD.

        15.    No consent, approval, authorization or other order of, or registration or filing with, any United States federal, Maryland, Delaware or New York court or other governmental or regulatory authority or agency, is required for the Company's, the Operating Partnership's or the Manager's execution, delivery and performance of the Management Agreement, the Origination Agreement, Asset Servicing Agreement and Outsource Agreement or the consummation by the Company, the Operating Partnership or the Manager of the transactions contemplated thereby, in each case, to the extent a party thereto.

        16.    Each of the Company, the Operating Partnership and the Manager has the power and authority to enter into and perform its respective obligations under each of the Management

Agreement, Origination Agreement, Asset Servicing Agreement and Outsource Agreement to the extent a party thereto. The execution, delivery and performance of the Management Agreement, Origination Agreement, Asset Servicing Agreement and Outsource Agreement has been duly authorized by all necessary action on the part of each of the Company, the Operating Partnership and the Manager, in each case, to the extent a party thereto. Each of the Management Agreement, Origination Agreement, Asset Servicing Agreement and Outsource Agreement has been duly executed and delivered by the Company, the Operating Partnership and the Manager, in each case, to the extent a party thereto. Each of the Management Agreement, Origination Agreement, Asset Servicing Agreement and Outsource Agreement is a valid and binding agreement of each of the Company, the Operating Partnership and the Manager, in each case, to the extent a party thereto, enforceable in accordance with its terms. The execution and delivery of each of the Management Agreement, Origination Agreement, Asset Servicing Agreement and Outsource Agreement will not (i) result in any violation of the provisions of the Organizational Documents of the Company, the Operating Partnership or the Manager, (ii) constitute a violation of or a breach or default under the terms of any Company Documents or (iii) violate or conflict with, or result in any contravention of, any law, administrative regulation or administrative or court decree applicable to the Company, the Operating Partnership or the Manager or any of their subsidiaries.

        17.    Commencing with the Company's taxable year ending December 31, 2004, the Company is organized in conformity with the requirements for qualification as a REIT under the Code, and the Company's proposed method of operation, as described in the Prospectus, will enable it to qualify as a REIT for its taxable year ending December 31, 2004 and in the future.

        18.    The Registration Statement has been declared effective by the Commission under the Securities Act. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the 1933 Act has been made in the manner and within the time period required by such Rule 424(b).

        In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company and the representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although it does not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except to the extent referred to in paragraph eight of its opinion to the Underwriters dated the date hereof), on the basis of the foregoing, (i) the Registration Statement, at the time it became effective, and the Prospectus, as of its date and as of the date hereof, complied and complies as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (except that in each case such counsel may state that it does not express any view as to the financial statements, schedules and other financial information included therein) and (ii) no facts have come to such counsel's attention that have caused it to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case such counsel may state that it does not express any view as to the financial statements, schedules and other financial information included therein).

EXHIBIT F

FORM OF OPINION OF SHEARMAN & STERLING LLP

        1.     The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under the caption "Use of Proceeds" in the Prospectus will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

F-1

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  Exhibit 1.1
EXHIBIT A
EXHIBIT B SUBSIDIARIES OF THE COMPANY
EXHIBIT C LIST OF DIRECTORS AND OFFICERS OF THE COMPANY
LIST OF CERTAIN MEMBERS OF THE SENIOR MANAGEMENT OF THE MANAGER
EXHIBIT D FORM OF LOCK-UP AGREEMENT
EXHIBIT E FORM OF OPINION OF CLIFFORD CHANCE US LLP
EXHIBIT F FORM OF OPINION OF SHEARMAN & STERLING LLP